Exhibit 5.2
Carter R. Todd, Executive Vice President, General Counsel & Secretary
May 7, 2009
Gaylord Entertainment Company
One Gaylord Drive
Nashville, TN 37214
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, TN 37238
     Re:     Shelf Registration of Gaylord Entertainment Company
Ladies and Gentlemen:
          I have acted as counsel to each of the entities listed on Schedule I hereto (individually, a Subsidiary, and collectively, the “Subsidiaries”) in connection with the filing by Gaylord Entertainment Company, a Delaware corporation (the “Company”), of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed on May 7, 2009, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).
          The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $750,000,000 aggregate offering price of (i) secured or unsecured debt securities, in one or more series, which may be either senior debt securities, senior subordinated debt securities or subordinated debt securities (the “Debt Securities”) to be issued pursuant to an Indenture between the Company and U.S. Bank National Association as Trustee, which may be supplemented for any series of Debt Securities (the “Indenture”), (ii) guarantees of the Debt Securities (“Guarantees”) made by one or more of the Company’s wholly-owned subsidiaries listed as co-registrants in the Registration Statement, (iii) shares of preferred stock, par value $0.01 per share, in one or more series or classes (the “Preferred Stock”), (iv) shares of common stock, par value $0.01 per share, in one or more classes (“Common Stock”), (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vi) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”), or (vii) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing, each on terms to be determined at the time of sale. The Debt Securities, Guarantees, Preferred Stock, Common Stock, Warrants and Rights are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Common Stock or Preferred Stock. The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock.
Gaylord Entertainment Company
One Gaylord Drive, Nashville, TN 37214
Telephone 615-316-6186 Facsimile 615-316-6544
Email: ctodd@gaylordentertainment.com

Gaylord Entertainment Company
Bass, Berry & Sims PLC
May 7, 2009

          In rendering this opinion, I have reviewed the Registration Statement and the Exhibits thereto. I have also reviewed such corporate documents and records of the Subsidiaries, such certificates of public officials and such other matters as I have deemed necessary or appropriate for purposes of this opinion. I have also assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and the legal capacities of all natural persons.
          Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that each Subsidiary has the corporate, limited liability company or limited partnership power, as applicable, under the laws of the state of its jurisdiction of incorporation or formation to enter into and perform its respective obligations under the Indenture and the Guarantees.
          The opinions expressed herein are limited to the corporate statute of the State of Texas, the limited liability company act of the State of Maryland, and the limited partnership act of the State of Florida, and I express no opinion as to the effect on the matters covered by this opinion of other laws of these or any other jurisdiction.
          The opinions expressed herein are for your benefit and the benefit of Bass, Berry & Sims PLC in connection with the transactions described herein. This opinion is rendered as of the date hereof, and I assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to my attention.
          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of my name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, I do not thereby admit that I am an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
GAYLORD ENTERTAINMENT COMPANY
/s/ Carter R. Todd
Carter R. Todd
Executive Vice President and General Counsel

SCHEDULE I
LIST OF SUBSIDIARIES
Corporate Magic, Inc., a Texas corporation
Gaylord National, LLC, a Maryland limited liability company
Opryland Hotel-Florida Limited Partnership, a Florida limited partnership